UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 26, 2024

Serina Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-38519	82-1436829
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

601 Genome Way, Suite 2001

Huntsville, Alabama 35806

(Address of principal executive offices)

(256) 327-9630

(Registrant’s telephone number, including area code)

AgeX Therapeutics, Inc.

1101 Marina Village Parkway, Suite 201

Alameda, California 94501

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001 per share	SER	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Explanatory Note

On March 26, 2024, the Delaware corporation formerly known as “AgeX Therapeutics, Inc.” completed its previously announced merger transaction in accordance with the terms and conditions of the Agreement and Plan of Merger and Reorganization, dated as of August 29, 2023 (the “Merger Agreement”), by and among AgeX Therapeutics, Inc., a Delaware corporation (“AgeX”), Canaria Transaction Corporation, an Alabama corporation and a wholly owned subsidiary of AgeX (“Merger Sub”), and Serina Therapeutics, Inc., an Alabama corporation (“Serina”), pursuant to which Merger Sub merged with and into Serina, with Serina surviving the merger as a wholly owned subsidiary of AgeX (the “Merger”). Additionally, on March 26, 2024, AgeX changed its name from “AgeX Therapeutics, Inc.” to “Serina Therapeutics, Inc.” (the “Company”). See Item 2.01 for additional information regarding completion of the Merger.

Item 1.01. Entry into a Material Definitive Agreement.

On March 26, 2024, AgeX entered into an Allonge and Seventh Amendment (the “Seventh Amendment”) to the Amended and Restated Secured Convertible Promissory Note dated February 14, 2022 (as amended to date, the “2022 Convertible Note”) issued by AgeX to Juvenescence Limited (“Juvenescence”) pursuant to which AgeX drew an additional $2.4 million of its credit available under the 2022 Convertible Note. This brought the amount outstanding under the 2022 Convertible Note to $9.3 million in aggregate principal amount and approximately $561,000 of accrued and unpaid origination fees. The Seventh Amendment also amended the definitions of “Incremental Availability Period” and “Incremental Commitment” in the 2022 Convertible Note.

Also on March 26, 2024, AgeX and its subsidiaries UniverXome Bioengineering, Inc., a Delaware corporation (“UniverXome”), Reverse Bioengineering, Inc., a Delaware corporation (“Reverse Bio”), and ReCyte Therapeutics, Inc., a California corporation (“ReCyte” and, together with Reverse Bio, the “Subsidiary Obligors”), entered into an Agreement with Respect to the Convertible Notes (the “Convertible Notes Agreement”) with Juvenescence. Under the Convertible Notes Agreement and related documents, AgeX transferred, and UniverXome assumed, all of AgeX’s rights and obligations under the 2022 Convertible Note as well as the Secured Convertible Promissory Note dated March 13, 2023 issued to Juvenescence under which approximately $692,800 accrued and unpaid origination fees remain outstanding(as amended to date, the “2023 Convertible Note” and, together with the 2022 Convertible Note, the “Convertible Notes”), together with all agreements evidencing or securing the Convertible Notes, to UniverXome. In connection with the Convertible Notes Agreement, AgeX entered into the an Asset Contribution Agreement with UniverXome dated March 26, 2024 (the “Asset Contribution Agreement”), which agreement transferred from AgeX to UniverXome all of AgeX’s stock in Reverse Bio and Recyte, along with certain patents, patent applications, and other intellectual property, certain biological materials, certain trademarks and service marks, certain equipment, certain inventory, and certain files and records relating to the foregoing and UniverXome assumed all of the Liabilities (as defined in the Merger Agreement) in existence as the Effective Time (as defined in the Merger Agreement) other than the Transaction Expenses (as defined in the Merger Agreement) and certain other liabilities.

In connection with the transactions under the Convertible Notes Agreement and the Asset Contribution Agreement, Juvenescence agreed to release AgeX from its obligations under the Convertible Notes and related documents, and to release its security interests in the assets of AgeX other than the assets transferred to UniverXome, including its security interests in the stock of UniverXome, the stock and assets of Merger Sub, the stock and assets of NeuroAirmid Therapeutics, Inc., a Delaware corporation (“NeuroAirmid”) and certain cGMP embryonic cell lines used to support the NeuroAirmid business, and any security interest that it might have in the stock and assets of Merger Sub and Serina Therapeutics (AL), Inc., an Alabama corporation. Juvenescence also agreed to provide AgeX with a claims reserve for the purpose of settling and paying the costs associated with certain claims and demands of, and liabilities against, AgeX, which claims reserve will be an additional debt obligation of UniverXome. Juvenescence agreed to look solely to UniverXome and the Subsidiary Obligors for any and all obligations, including repayment, under the Convertible Notes and related documents.

The Convertible Notes Agreement includes a mechanism for adjusting the amount outstanding under the 2022 Convertible Note as necessary for AgeX to have had $500,000 of immediately spendable non-restricted cash net of all payables and other liabilities as of the closing of the Merger to meet the closing condition under the Merger Agreement.

The foregoing descriptions of the Seventh Amendment, the Convertible Notes Agreement and the Asset Contribution Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the respective documents which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

To the extent required by Item 2.01 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K regarding the Convertible Notes Agreement and the Asset Contribution Agreement is incorporated herein by reference.

As previously disclosed, on August 29, 2023, AgeX, Merger Sub and Serina entered into the Merger Agreement. Upon the terms and subject to the satisfaction (or waiver) of the conditions described in the Merger Agreement, including the approval of the transaction by AgeX’s stockholders, Merger Sub would be merged with and into Serina, with Serina surviving the Merger as a wholly owned subsidiary of AgeX. The Merger was intended to qualify as a tax-free reorganization for U.S. federal income tax purposes. In connection with the Merger, certain officers, directors and stockholders of Serina and continuing directors of AgeX entered into lock-up agreements, pursuant to which they accepted certain restrictions on transfers of the shares of the Company for the 180-day period following the effective time of the Merger.

On March 26, 2024, AgeX, Merger Sub and Serina consummated the transactions contemplated by the Merger Agreement. Pursuant to the Certificate of Merger, which became effective at 1:47 p.m. Central Time on March 26, 2024 (the “Merger Certificate”), Merger Sub was merged with and into Serina and Serina became a wholly owned subsidiary of the Company. At the effective time of the Merger, each outstanding share of Serina capital stock (after giving effect to the automatic conversion of all shares of Serina preferred stock into shares of Serina common stock and excluding any shares held as treasury stock by Serina or held or owned by AgeX or any subsidiary of AgeX or Serina and any dissenting shares) was converted into the right to receive 0.97682654 shares of AgeX common stock, which resulted in the issuance by AgeX of an aggregate of 5,913,277 shares of AgeX common stock to the stockholders of Serina (the “Exchange Shares”). The issuance of the Exchange Shares was registered with the SEC on a Registration Statement on Form S-1 / S-4, as amended (Reg. No. 333-277536) (the “Registration Statement”). The shares of AgeX common stock listed on the NYSE American exchange, previously trading through the close of business on March 26, 2024, under the ticker symbol “AGE,” commenced trading on the NYSE American exchange on March 27, 2024 under the ticker symbol “SER.” The common stock has a new CUSIP number, 81751A108. In addition, AgeX assumed the Serina 2017 Stock Option Plan and each outstanding and unexercised option to purchase Serina common stock and each outstanding and unexercised warrant to purchase Serina capital stock were adjusted with such stock options and warrants henceforth representing the right to purchase a number of shares of the Company’s common stock equal to 0.97682654 multiplied by the number of shares of Serina common stock previously represented by such options and warrants.

The Merger was treated as a reverse recapitalization under U.S. generally accepted accounting principles. Serina is considered the accounting acquirer for financial reporting purposes.

Immediately following the consummation of the Merger, AgeX filed an amended and restated certificate of incorporation in the form attached hereto as Exhibit 3.1 (the “Amended Certificate”) changing its name from “AgeX Therapeutics, Inc.” to “Serina Therapeutics, Inc.” among other changes as described below.

Following the consummation of the Merger, the business previously conducted by Serina became the business conducted by the Company, which is now a clinical-stage biotechnology company developing Serina’s drug product candidates. The Company’s headquarters are located in Huntsville, Alabama (Serina’s former headquarters).

Immediately following the consummation of the Merger, there were approximately 10.1 million shares of the Company’s common stock outstanding on a fully-diluted basis, excluding warrants, with prior Serina equityholders collectively owning approximately 75% of the Company and prior AgeX equityholders collectively owning approximately 25% of the Company, in each case on a fully diluted basis excluding warrants.

The foregoing descriptions of the Merger Agreement and the Amended Certificate do not constitute a complete summary of the terms of the Merger Agreement, the Merger Certificate or the Amended Certificate, and are qualified in their entirety by reference to the full text of the Merger Agreement and the Amended Certificate, copies of which are attached to this Current Report on Form 8-K as Exhibits 2.1 and 3.1 hereto and are incorporated herein by reference.

The material terms and conditions of the Merger Agreement are described in the definitive proxy statement/prospectus/information statement (the “Proxy Statement/Prospectus”) included in the Registration Statement, in the section entitled “The Merger Agreement” beginning on page 170 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

FORM 10 INFORMATION

The Company is providing the information below that would be included in a Form 10 if the Company were to file a Form 10. Please note that the information provided below relates to the Company after the consummation of the Merger, unless otherwise specifically indicated or the context otherwise requires.

Business

The business of the Company is described in the section titled “Description of Serina’s Business” beginning on page 253 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business and operations and the Merger are described in the section titled “Risk Factors” beginning on page 24 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Financial Information

The audited financial statements and the related notes of Serina as of and for the years ended December 31, 2023 and 2022 are set forth in Exhibit 99.2 hereto. These audited financial statements have been prepared in accordance with U.S. generally accepted accounting principles and pursuant to the regulations of the SEC and should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” attached as Exhibit 99.4 hereto.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information of the Company as of and for the year ended December 31, 2023 is set forth in Exhibit 99.3 hereto.

Management’s Discussion and Analysis of Financial Condition and Results of Operation

Reference is made to the disclosure contained in AgeX’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 22, 2024, in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 62 of the Annual Report on Form 10-K, which is incorporated herein by reference.

Management’s discussion and analysis of the financial condition and results of operation of Serina for the year ended December 31, 2023 is set forth in Exhibit 99.4 hereto.

Recent Accounting Pronouncements

Please refer to Note 2 in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 22, 2024 and Note 1 in the audited financial statements of Serina for the years ended December 31, 2023 and 2022 included as Exhibit 99.2 to this Current Report on Form 8-K for a description of recently adopted accounting pronouncements and recently issued accounting pronouncements not yet adopted, the timing of their adoptions and our assessment, to the extent we have made one, of their potential impact on our financial condition and results of operations.

Properties

The Company’s headquarters are located at 601 Genome Way, Suite 2001, Huntsville, Alabama 35806. The facilities of the Company are described in the Proxy Statement/Prospectus in the sections titled “Description of AgeX’s Business—Facilities” on page 239 and “Description of Serina’s Business—Facilities” on page 314, which information is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table and the related notes present certain information with respect to the beneficial ownership of the common stock of the Company upon consummation of the Merger on March 26, 2024, by: (i) each person or group of affiliated persons known by the Company to be the beneficial owner of more than 5% of the common stock of the Company; (ii) each of the directors of the Company; (iii) each of the executive officers of the Company; and (iv) all executive officers and directors of the Company as a group. Percentages are based upon 8,413,889 shares outstanding following the Merger on March 26, 2024.

Unless otherwise indicated in the footnotes to this table, the Company believes that each of the persons named in this table have sole voting and investment power with respect to the shares indicated as beneficially owned.

Shares of the Company’s common stock that may be acquired by an individual or group within 60 days of March 26, 2024, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of the Company’s common stock of any other person shown in the table. Unless otherwise indicated, the address for the following stockholders is: c/o Serina Therapeutics, Inc., 601 Genome Way, Suite 2001, Huntsville, Alabama 35806.

	Beneficial Ownership as of March 26, 2024
Beneficial Owner	Number of Shares	Percent of Total
5% and Greater Stockholders:
Juvenescence Limited and certain affiliates(1)	3,152,509	32.6%
Puffinus L.P. (2)	980,026	11.5%
Helen W. McMillan(3)	842,405	9.9%
Barbara M. Fisk(4)	536,278	6.3%
Randall Moreadith (5)	614,961	6.8%
Miguel Loya(6)	497,243	5.9%
Directors and Named Executive Officers:
Steve Ledger(7)	341,889	4.0%
Andrea E. Park(8)	8,543	*
Randall Moreadith(6)	614,961	6.8%
Tacey Viegas(9)	400,499	4.6%
Gregory H. Bailey(10)	4,691	*
J. Milton Harris(11)	70,322	*
Remy Gross(12)	117,219	1.4%
Richard Marshall	—	*
Steven Mintz(13)	7,103	*
All executive officers and directors as a group (9 persons)(14)	1,565,227	16.2%

*	Represents beneficial ownership of less than 1%.

(1)	Consists of (i) 1,889,323 shares of Company common stock held by JuvVentures (UK) Limited (JuvVentures), a wholly-owned subsidiary of Juvenescence Limited, (ii) 129,593 shares of Company common stock that may be acquired on exercise of warrants that may be exercised within 60 days of March 26, 2024 and (iii) 1,133,593 shares of Company common stock that may be acquired on exercise of warrants that may be exercised within 60 days of March 26, 2024. Dr. Gregory Bailey is the executive chairman of Juvenescence Limited and may be deemed to have shared power to vote or direct the vote of, and/or shared power to dispose or to direct the disposition of, the shares held by JuvVentures. This response is not and shall not be construed as an admission that Dr. Bailey is the beneficial owner of any securities of AgeX other than the securities actually owned by Dr. Bailey (if any). The address of Juvenescence is 1st Floor, Viking House, St Paul’s Square, Ramsey, Isle of Man, British Isles, IM8 1GB. The foregoing information is based solely on a Schedule 13D/A filed with the SEC on March 26, 2024, which provides information only as of March 20, 2024 and consequently, Juvenescence’s beneficial ownership may have changed since that date.
(2)	Consists of (i) 904,884 shares of Company common stock and (ii) 75,142 shares of Company common stock subject to warrants that may be exercised within 60 days of March 26, 2024. Certain immediate family members of J. Milton Harris are limited partners or affiliates of the limited partners and the general partner of Puffinus, L.P., but such immediate family members do not share a household with Dr. Harris and Dr. Harris does not control the actions of Puffinus, L.P.
(3)	Consists of (i) 708,610 shares of Company common stock and (ii) 133,795 shares of Company common stock subject to warrants that may be exercised within 60 days of March 26, 2024.
(4)	Consists of (i) 186,262 shares of Company common stock, (ii) 11,271 shares of Company common stock held by the Timothy Fisk 2012 GST-Exempt Family Trust, (iii) 11,271 shares of Company common stock subject to warrants held by the Timothy Fisk 2012 GST-Exempt Family Trust that may be exercised within 60 days of March 26, 2024, (iv) 3,907 shares of Company common held by the Emily M. Robertson GST Trust, (v) 88,050 shares of Company common stock held by Orion Strategic Investments II, L.P., (vi) 212,975 shares of Company common held by Stoneway Enterprises, LLC and (vii) 22,542 shares of Company common stock subject to warrants held by Stoneway Enterprises, LLC that may be exercised within 60 days of March 26, 2024. Barbara M. Fisk is (a) the trustee of the Timothy Fisk 2012 GST-Exempt Family Trust and the Emily M. Robertson GST Trust and may be deemed to beneficially own the shares held by the Timothy Fisk 2012 GST-Exempt Family Trust and the Emily M. Robertson GST Trust, (b) a manager of Stoneway Enterprises, LLC and may be deemed to beneficially own the shares held by Stoneway Enterprises, LLC and (c) an authorized representative of Orion Strategic Investments II, L.P. and may be deemed to beneficially own the shares held by Orion Strategic Investments II, L.P.

(5)	Consists of 614,961 shares of Company common stock subject to options that are exercisable within 60 days of March 26, 2024.
(6)	Consists of (i) 422,101 shares of Company common stock and (ii) 75,142 shares of Company common stock subject to warrants that may be exercised within 60 days of March 26, 2024.
(7)	Consists of (i) 113,962 shares of Company common stock subject to options that are exercisable within 60 days of March 26, 2024 and (ii) 227,927 shares of Company common stock held by Ki Partners. Steve Ledger is a manager of Ki Partners and may be deemed to beneficially own the shares held by Ki Partners.
(8)	Includes (i) 9 shares of Company common stock, (ii) 8,529 shares of combined company common stock that may be acquired upon the exercise of certain stock options that are presently exercisable or that will become exercisable within 60 days of March 26, 2024 and (iii) 5 shares of Company common stock subject to warrants held by Ms. Park that may be exercised within 60 days of March 26, 2024.
(9)	Consists of (i) 58,610 shares of Company common stock and (ii) 341,889 shares of Company common stock subject to options that are exercisable within 60 days of March 26, 2024.
(10)	Consists of 4,691 shares of Company common stock subject to options that are exercisable within 60 days of March 26, 2024.
(11)	Consists of 70,322 shares of Company common stock subject to options that are exercisable within 60 days of March 26, 2024.
(12)	Consists of 117,219 shares of Company common stock subject to options that are exercisable within 60 days of March 26, 2024.
(13)	Includes (i) 3,306 shares of Company common stock, and (ii) 3,796 shares of Company common stock subject to warrants held by Mr. Mintz that may be exercised within 60 days of March 26, 2024.
(14)	Consists of (i) 289,854 shares of Company common stock held by the Company’s executive officers and directors and (ii) 1,275,375 shares of Company common stock subject to options or warrants that are exercisable within 60 days of March 26, 2024.

Appointment of Directors and Executive Officers

At the effective time of the Merger, the Company’s board of directors (and its committees) and executive officers were reconstituted to include the following directors and executive officers:

Name	Age	Position
Steven Ledger	64	Interim Chief Executive Officer and Class II Director
Andrea Park	52	Interim Chief Financial Officer and Chief Accounting Officer
Randall Moreadith, M.D., Ph.D.	69	Chief Scientific Officer
Tacey Viegas, Ph.D.	66	Chief Operating Officer; Secretary
Gregory M. Bailey, M.D.	68	Class III Director
Steven Mintz	57	Class I Director
Remy Gross	54	Class I Director
J. Milton Harris, Ph.D.	83	Chairman of the Board and Class II Director
Richard Marshall, M.D., Ph.D.	57	Class III Director

Class I directors have a term expiring at the annual meeting of stockholders in 2024, Class II directors have a term expiring at the annual meeting of stockholders in 2025 and Class III directors have a term expiring at the annual meeting of stockholders in 2026.

The members of the Audit Committee are Steven Mintz (Chair) and Remy Gross. The members of the Compensation Committee are J. Milton Harris, Ph.D. (Chair), Gregory M. Bailey, M.D., and Steven Mintz. The members of the Nominating and Corporate Governance Committee are J. Milton Harris, Ph.D. (Chair), Remy Gross and Richard Marshall, M.D., Ph.D.

Pursuant to the terms of the Merger Agreement, (i) (a) Remy Gross was appointed to the board of directors as a designee of both AgeX and Serina, (b) J. Milton Harris and Steven Ledger were each appointed to the board of directors as a designee of Serina, and (c) Gregory Bailey remained on the board of directors and Richard Marshall was appointed to the board of directors as a designee of AgeX. In addition, Steven Mintz remained on the board of directors following completion of the Merger. Each of the non-employee directors of the Company will be eligible to receive compensation pursuant to the Company’s non-employee director compensation policy.

Executive Officers

Steve Ledger has served as Serina’s Chief Financial Officer since June 2021 and as a member of the Serina Board since December 2022. Mr. Ledger will serve as the Interim Chief Executive Officer of the Company. Serina has engaged an executive search firm to recruit a permanent Chief Executive Officer for the Company. Mr. Ledger will cease to be the Interim Chief Executive Officer of the Company but will remain as a Class II Director upon the hiring of the Chief Executive Officer. Mr. Ledger has more than 35 years of experience as an investor, board member, advisor, and in operational roles with early-stage companies. From 2018 to the present, Mr. Ledger serves as Managing Partner of Form & Fiction Ventures, Inc. (FFV), a venture studio that launches and invests in startup and seed stage companies focused on socially responsible initiatives. Mr. Ledger is a co-founder and board director of Entourage Genomics, Inc., a bioinformatics software company formed by FFV in June 2023. From 2018 to February 2022, Mr. Ledger served as an advisor at Caldwell Sutter Capital, Inc., an SEC registered broker dealer and investment management firm focused on value-based equity and debt securities. From 2002 to 2012, Mr. Ledger was the founder and managing member of Tamalpais Partners, LLC, the general partner to funds focused on special situations in the small capitalization public equity markets. Mr. Ledger received a B.A. in Economics from the University of Connecticut.

The Company’s board of directors believes that Mr. Ledger is qualified to serve as a director based on his role as Serina’s Chief Financial Officer and his experience as an investor and advisor in the life sciences industry.

Andrea E. Park has served as Chief Financial Officer of AgeX since May 2020. Ms. Park served as AgeX’s Vice President of Finance and Controller from October 2019. Ms. Park will serve as the Interim Chief Financial Officer and Chief Accounting Officer of the Company. It is anticipated that upon the hiring of the Chief Financial Officer, Ms. Park will cease to be the Interim Chief Financial Officer of the Company but will remain the Chief Accounting Officer of the Company. Ms. Park’s career spans over 24 years of public accounting and finance experience. Before joining AgeX, Ms. Park served as Vice President of Finance and Controller from June 2016 to September 2019 and as Corporate Controller from August 2009 to June 2016 for Lineage Cell Therapeutics, Inc. (Lineage, formerly BioTime, Inc.). While at Lineage, Ms. Park was directly involved in the accounting and financial reporting of the public spin off and eventually the deconsolidation of three of its then subsidiaries including Asterias Biotherapeutics, Inc., Oncocyte Corporation and AgeX. Earlier in her career from 1996 to 2003, she worked in the audit and assurance practice at Deloitte. Ms. Park has a B.A. in Business Economics with Concentration in Accounting from the University of California, Santa Barbara.

Randall Moreadith, M.D., Ph.D. has served as Serina’s President and Chief Executive Officer and as a member of the Serina Board since September 2010. Dr. Moreadith will serve as Chief Scientific Officer of the Company. From July 2009 to December 2009, Dr. Moreadith was Chief Development Officer at Nektar Therapeutics (Nektar) where he led clinical and drug development programs that successfully moved several of the Nektar’s PEGylated small molecule drugs into clinical trials for four clinical indications (ovarian, breast, cervical and colorectal cancer) and the out-licensing efforts for the approved product now known as Movantik®. Prior to Nektar, Dr. Moreadith served as the Executive Vice President and Chief Medical Officer of Cardium Therapeutics, Inc. where he led the advancement of novel DNA-based adenoviral therapeutics into Phase IIb and Phase III late-stage development, from 2006 to 2008. Prior to Cardium, Dr. Moreadith served as Chief Medical Officer of Renovis, Inc. where he led the Clinical, Regulatory and Quality Assurance Groups in 2004 to 2005. From 1996 to 2003, Dr. Moreadith was co-Founder, President, and Chief Operating Officer of ThromboGenics, Ltd. (now Oxurion), a leader in the field of thrombosis drug development. During his tenure at ThromboGenics, the company advanced four biologics into mid-stage development, with one product later approved (Ocriplasmin™). Dr. Moreadith received his M.D. from Duke University and is trained clinically in Internal Medicine and Cardiovascular Diseases. Dr. Moreadith received his Ph.D. from Johns Hopkins University and following his Fellowship in Cardiology at Duke University, he joined the laboratory of Professor Philip Leder where he was a Howard Hughes Medical Institute Fellow in Genetics at Harvard Medical School. Dr. Moreadith was a member of the faculty of the University of Texas Southwestern Medical Center.

Tacey Viegas, Ph.D. has served as Serina’s Chief Operating Officer since 2006. Dr. Viegas will serve as Chief Operating Officer and Secretary of the Company. Dr. Viegas has managed the discovery and early development activities for both synthetically- and biologically-derived therapeutic agents in the areas of oncology, neurology, influenza, psoriasis, and wound care. He has numerous patents and publications in the area of polymer therapeutics and pharmaceutics. Prior to joining Serina, Dr. Viegas served as Senior Director of Chemistry Manufacturing and Controls at Nektar. Prior to Nektar, Dr. Viegas was Executive Director in product development at Biocryst Pharmaceuticals, Inc. (BioCryst). During his combined tenures at Nektar and BioCryst, he was a co-inventor of nalexogol (Movantik®), etirinotecan pegol and was involved in the early development of peramivir (Rapivab™). Prior to Biocryst, Dr. Viegas was a Director, Product Development at MDV Technologies, Inc. from 1989 to 1994. Dr. Viegas received his B.S. in Chemistry and Pharmacy from Bangalore University, and his M.S. and Ph.D. in Pharmaceutical Sciences from the University of Mississippi.

Non-Employee Directors

Gregory H. Bailey, M.D. has served on the AgeX Board since August 2018 and served as the Chair of the AgeX Board from October 2018 until May 2022. Dr. Bailey has served as a member of the Serina Board since March 2023. Dr. Bailey is currently Executive Chairman of Juvenescence. From October 2017 until January 2023, Dr. Bailey served as the Chief Executive Officer of Juvenescence. Dr. Bailey is also a board director of Manx Financial Group, plc, BioHaven Ltd., SalvaRx Group, plc., and Portage Biotech, Inc. Dr. Bailey founded and served as a director of a number of private and public companies and previously served as a managing partner of Palantir Group, Inc., a merchant bank involved in a number of biotech company startups and financings. Dr. Bailey practiced emergency medicine for ten years before entering finance. Dr. Bailey received his M.D. from the University of Western Ontario.

The Company’s board of directors believes that Dr. Bailey is qualified to serve as a director based on his extensive experience in venture capital and in leadership positions in biotechnology companies, his technical background, and his perspective as the Executive Chairman of the Company’s largest single investor, Juvenescence.

Steven Mintz has served on the AgeX Board since January 2024 and has been a self-employed financial consultant since 1998 serving both private individuals and companies, as well as public companies in a variety of industries including mining, oil and gas, real estate and investment strategies. Mr. Mintz is currently President of St. Germain Capital Corp., a private consulting and investment firm. He is also a principal and Chief Financial Officer of the Minkids Group, a family investment and development company. Mr. Mintz is currently a director of Portage Biotech, Inc., a clinical-stage immuno-oncology company advancing multi-targeted therapies for cancer, and Pool Safe, Inc., a provider of technology-enabled products for the hospitality industry. Mr. Mintz previously served as a director of IM Cannabis (formerly Navasota Resources). Mr. Mintz graduated from the University of Toronto in 1989 and obtained his Chartered Accountant designation in June of 1992.

The Company’s board of directors believes that Mr. Mintz is qualified to serve as a director due to his extensive background in financial and accounting matters and his experience investing in the life science industry.

J. Milton Harris, Ph.D. has served as Chair of the Serina Board of Directors since he co-founded Serina in 2006. Dr. Harris has more than 30 years of experience as a senior life sciences executive. Prior to founding Serina, he was the Founder and Chief Executive Officer of Shearwater Polymers, Inc. (Shearwater). Shearwater was founded by Dr. Harris in 1992 and sold in 2001 to Inhale Therapeutics, Inc. (Inhale Therapeutics, Inc., subsequently changed its name to Nektar Therapeutics, Inc.). Shearwater successfully patented, manufactured, and partnered PEG technology that enabled multiple drug products including Neulasta® (Amgen) and Pegasys® (Roche). Dr. Harris has also served on the board of directors of HudsonAlpha Institute for Biotechnology since its founding in 2004. Dr. Harris earned a B.S. from McGill University, where he also was awarded an honorary Sc.D., and a Ph.D. from the Massachusetts Institute of Technology. Dr. Harris has co-authored more than 200 publications and is a co-inventor on more than 75 patents.

The Company’s board of directors believes that Dr. Harris is qualified to serve as a director based on his extensive experience founding, growing and serving in leadership positions with life sciences companies, as well as the expertise and continuity that he brings to the Company’s board of directors since co-founding Serina.

Remy Gross has served as Vice President, Business Development & Technology Advancement at the Buck Institute for Research (Buck) on Aging from 2006. Mr. Gross has advised and helped create multiple new biopharmaceutical startups at Buck, including Unity Biotechnology, Inc., Aeovian Therapeutics, Inc., and BhB Therapeutics, Inc. Prior to Buck, Mr. Gross held increasingly senior roles at Shearwater from 1994 to 2001, and at Nektar after its acquisition of Shearwater from 2001 to 2005, including Vice President of Operations. In 2013, Mr. Gross co-founded RCP Companies, Inc., a boutique real estate company providing acquisition, development, and asset management. Mr. Gross serves as a board director of BhB Therapeutics, Inc., Napa Therapeutics, Inc., and Selah Therapeutics, Inc. Mr. Gross serves on several non-profit boards including MidCity Accelerator Foundation, Hatch HSV and k3innovation. Mr. Gross received a B.S. in Chemistry from Loyola University New Orleans.

The Company’s board of directors believes that Mr. Gross is qualified to serve as a director based on his extensive background in the design, manufacture and construction of polymers and polymer-drug conjugates and his experience advising and creating biopharmaceutical startups.

Richard Marshall, CBE, M.D., Ph.D. has served as the Chief Executive Officer of Juvenescence from January 2023. Dr. Marshall is a physician scientist and highly experienced executive with a 20-year track record of leadership in pharmaceutical Research & Development. From September 2019 to January 2023, Dr. Marshall was Senior Vice President and Global Head of Respiratory & Immunology Development at AstraZeneca plc, overseeing the development and approval of five new medicines. This included the SARS CoV-2 vaccine, Vaxzevria®, and combination antibody, EvushieldTM. In 2021 he was recognized in the Queen’s Honours List with a CBE for his contribution to UK science and the Covid response. From 2002 to 2018, Dr. Marshall held increasingly senior roles at GlaxoSmithKline plc, including Vice President of Fibrosis R&D. Dr. Marshall received a Bachelor of Science in Neuroscience, a Bachelor of Medicine, a Bachelor of Surgery, and a Doctor of Philosophy in Medical Sciences from University College London and has held visiting professor and honorary consultant roles in thoracic medicine at Newcastle University and the Royal Brompton Hospital. Dr. Marshall has co-authored more than 60 original publications in journals including The Lancet and The New England Journal of Medicine.

The Company’s board of directors believes that Dr. Marshall is qualified to serve as a director due to his years of experience in the venture capital and healthcare industries, as well as his extensive science background.

Family Relationships

There are no family relationships among any of the Company’s proposed directors and executive officers.

Affiliations with 5% Stockholders

Gregory Bailey is the Executive Chairman of Juvenescence, a greater than 5% stockholder, and may be deemed to beneficially own the shares held by JuvVentures. This response is not and shall not be construed as an admission that Dr. Bailey is the beneficial owner of any securities of the Company other than the securities actually owned by Dr. Bailey (if any).

Richard Marshall is the Chief Executive Officer of Juvenescence, a greater than 5% stockholder, and may be deemed to beneficially own the shares held by JuvVentures. This response is not and shall not be construed as an admission that Dr. Marshall is the beneficial owner of any securities of the Company other than the securities actually owned by Dr. Marshall (if any).

A summary of transactions between the Company and Juvenescence is included in the section titled “Related Person Transactions of the Combined Company—AgeX Related Party Transactions” beginning on page 367 of the Proxy Statement/Prospectus, and that information is incorporated herein by reference. Other than as described therein, none of the Company’s newly appointed directors or executive officers has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Executive and Director Compensation

A description of the compensation of the named executive officers and directors of AgeX and Serina prior to the Merger is set forth in the sections titled “AgeX Executive and Director Compensation” beginning on page 358 of the Proxy Statement/Prospectus and “Serina Executive and Director Compensation” beginning on page 363 of the Proxy Statement/Prospectus, respectively, and that information is incorporated herein by reference.

Serina 2017 Stock Option Plan and Serina 2024 Equity Incentive Plan

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the Company assumed the Serina 2017 Stock Option Plan and all of the stock options issued and outstanding under the Serina 2017 Stock Option Plan. From and after the effective time of the Merger, each outstanding Serina stock option assumed by the Company may be exercised solely for a number of shares of the Company’s common stock as determined by multiplying (i) the number of shares of Serina capital stock that were subject to such Serina stock option, as in effect immediately prior to the effective time of the Merger, by (ii) the exchange ratio, and rounding the resulting number down to the nearest whole number of shares of the Company’s common stock, at a per share exercise price determined by dividing (A) the per share exercise price of Serina capital stock subject to such Serina stock option, as in effect immediately prior to the effective time of the Merger, by (B) the exchange ratio and rounding the resulting exercise price down to the nearest whole cent. Any restriction on the exercise of any Serina stock option assumed by the Company will continue in full force and effect and the term, exercisability, vesting schedule, accelerated vesting provisions, and any other provisions of such Serina stock option will otherwise remain unchanged; provided, however, that the Company’s board of directors or a committee thereof will succeed to the authority and responsibility of Serina’s board of directors or any committee thereof with respect to each Serina stock option assumed by the Company. No further awards may be granted under the Serina 2017 Stock Option Plan. In connection with the Merger, the Company also amended the AgeX 2017 Equity Incentive Plan so that no further awards may be granted under it.

Pursuant to the terms of the Merger Agreement, the Company is obligated to file a registration statement on Form S-8 to register the shares of the Company’s common stock issuable upon exercise of such Serina stock options promptly, but no later than 30 days following the effective time of the Merger.

In connection with the approval of the Merger, the stockholders of AgeX approved the Serina 2024 Equity Incentive Plan. The Serina 2024 Equity Incentive Plan is described in the Proxy Statement/Prospectus in the section titled “Proposal No. 6 (The 2024 Equity Incentive Plan Proposal): Approval of the Serina Therapeutics, Inc. 2024 Equity Incentive Plan” on page 218, which information is incorporated herein by reference.

The foregoing description of the Serina 2017 Stock Option Plan and the Serina 2024 Equity Incentive Plan (the “Serina Plans”) do not purport to be complete and is qualified in its entirety by reference to the text of the Serina Plans and the form of stock option agreement, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.6, 10.7 and 10.8 hereto.

Indemnification Agreements

The Company has entered into indemnification agreements with certain of its directors and executive officers. The indemnification agreements will require the Company to indemnify and advance expenses to these individuals to the fullest extent not prohibited by Delaware law. The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the text of the form of indemnification agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.4.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings of the Company in the sections titled “Description of AgeX’s Business—Legal Proceedings” beginning on page 252 of the Proxy Statement/Prospectus, “Description of Serina’s Business—Legal Proceedings” beginning on page 314 of the Proxy Statement/Prospectus and in the section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed on March 22, 2024, under the heading “Legal Proceedings,” each of which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Prior to the Merger, the Company’s common stock was listed on the NYSE American exchange under the symbol “AGE.” Following the Merger, the Company’s common stock remained listed on the NYSE American exchange and began trading under the symbol “SER” on March 27, 2024.

The Company has not paid any cash dividends on shares of its common stock to date. The payment of any cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of the Company’s board of directors.

Description of Registrant’s Securities

The description of the Company’s securities is contained in the section titled “Description of Combined Company Capital Stock” beginning on page 373 of the Proxy Statement/Prospectus and is incorporated herein by reference.

Recent Sales of Unregistered Securities

Information about sales of unregistered securities by the Company during the three years preceding the filing of this Current Report on Form 8-K is set forth in the section titled “Item 15. Recent Sales of Unregistered Securities” beginning on page II-1 of the Registration Statement, which information is incorporated herein by reference.

Indemnification of Directors and Officers

Information about indemnification of the Company’s directors and officers is set forth in the section titled “Item 20. Indemnification of Directors and Officers” beginning on page II-1 of the Registration Statement, which information is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Financial Statements and Exhibits

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K regarding the Convertible Notes Agreement and the Asset Contribution Agreement is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 2.01 of this Current Report on Form 8-K regarding the Merger Certificate is incorporated by reference herein.

In connection with the Merger, the Company’s certificate of incorporation was amended and restated in the form of the Amended Certificate attached hereto as Exhibit 3.1 and the Company’s bylaws were amended and restated in the form attached hereto as Exhibit 3.2 (the “Amended Bylaws”). A comparison of the rights of the stockholders of the Company under the Amended Certificate and the Amended Bylaws as compared to the previous certificate of incorporation and bylaws of AgeX is included in the section “Comparison of Rights of Stockholders of AgeX, Serina and the Combined Company” beginning on page 377 of the Proxy Statement/Prospectus.

The foregoing description of the Amended Certificate and Amended Bylaws does not constitute a complete summary of the terms of the Amended Certificate and the Amended Bylaws, and is qualified in its entirety by reference to the full text of the Amended Certificate and the Amended Bylaws, copies of which are attached to this Current Report on Form 8-K as Exhibits 3.1 and 3.2 respectively, and are incorporated herein by reference.

Item 5.01 Changes in Control of Registrant

To the extent required by Item 5.01 of Form 8-K, the disclosures contained in Items 2.01 and 5.02 of this Current Report on Form 8-K are incorporated herein by reference.

Immediately following the consummation of the Merger, the prior Serina equityholders collectively owned approximately 75% of the Company and the prior AgeX equityholders collectively owned approximately 25% of the Company, in each case on a fully diluted basis, excluding warrants.

In accordance with the Merger Agreement, on March 26, 2024, immediately prior to the effective time of the Merger, each of Dr. Joanne M. Hackett and Dr. Jean-Christophe Renondin resigned from the Company’s board of directors and all respective committees of the board of directors to which they belonged. Following such resignation, at the effective time of the Merger, on March 26, 2024, the Company’s board of directors and its committees were reconstituted, with Steven Mintz and Remy Gross appointed as Class I directors of the Company whose terms expire at the 2024 annual meeting of stockholders; Steven Ledger and Dr. J. Milton Harris appointed as Class II directors of the Company whose terms expire at the 2025 annual meeting of stockholders; and Dr. Gregory M. Bailey and Dr. Richard Marshall, appointed as Class III directors whose terms expire at the 2026 annual meeting of stockholders, and Dr. Harris was appointed Chairman of the Company’s board of directors.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

The disclosure set forth in Item 2.01 of this Current Report on Form 8-K under the sections titled “Directors and Executive Officers,” “Director Compensation” and “Executive Compensation” is incorporated by herein by reference.

Resignation of Directors and Termination of Executive Officers

In accordance with the terms of the Merger Agreement, (i) both Dr. Joanne M. Hackett and Dr. Jean-Christophe Renondin resigned from AgeX’s board of directors and all respective committee membership of AgeX’s board of directors, effective as of the effective time of the Merger and (ii) Dr. Hackett was terminated as interim CEO of the Company effective as of the effective time of the Merger.

Committee Composition

On March 27, 2024, the Company’s board of directors confirmed that the board would continue to have three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Company’s board of directors appointed the following members to the Audit Committee: Steven Mintz (Chair) and Remy Gross. The Company’s board of directors appointed the following members to the Compensation Committee: J. Milton Harris, Ph.D. (Chair), Gregory M. Bailey, M.D., and Steven Mintz. The Company’s board of directors appointed the following members to the Nominating and Corporate Governance Committee: J. Milton Harris, Ph.D. (Chair), Remy Gross and Richard Marshall, M.D., Ph.D.

Director Compensation Program

Following the Merger, on March 27, 2024, the Company’s board of directors adopted a new outside director compensation policy (the “Director Compensation Policy”). The Director Compensation Policy, which became effective April 1, 2024, provides that each non-employee director will receive an annual retainer of $40,000, an annual retainer of $60,000 for serving as chair of the board, a $10,000 annual retainer for serving as the chair of the Audit Committee, a $5,000 annual retainer for serving as a member of the Audit Committee, a $5,000 annual retainer for serving as the chair of the Compensation Committee, a $2,500 annual retainer for serving as a member of the Compensation Committee, a $5,000 annual retainer for serving as the chair of the Nominating and Corporate Governance Committee, and a $2,500 annual retainer for serving on the Nominating and Corporate Governance Committee, in each case to be paid quarterly in arrears and prorated based on the number of actual days served on the board or applicable committee. Each non-employee director who serves as a committee chair of the board will receive the cash retainer fee as the chair of the committee but not the cash retainer fee as a member of that committee, provided that the non-employee director who serves as the non-employee chair of the board will receive the annual retainer fees for such role as well as the annual retainer fee for service as a non-employee director. The above-listed fees for service as non-employee chair of the board or a chair or member of any committee are payable in addition to the non-employee director retainer.

In addition, the Director Compensation Policy provides that each individual who is a non-employee director as of the effective date of the policy will be granted an award of stock options to purchase 40,000 shares of the Company’s common stock (the “Transition Award”). The Transition Award will be granted automatically on the effective date of the policy. Each Transition Award will vest in equal yearly installments over the 3-year period from the date of grant, in each case subject to the non-employee director continuing to be a non-employee director through the applicable vesting date.

The Director Compensation Policy also provides that each individual who first becomes a non-employee director following the effective date of the policy and who does not receive a Transition Award will be granted an award of stock options to purchase 40,000 shares of the Company’s common stock (the “Initial Award”). The Initial Award will be granted automatically on the first trading day on or after the date on which such individual first becomes a non-employee director (the first date as a non-employee director, the “Initial Start Date”), whether through election by the Company’s stockholders or appointment by the board to fill a vacancy. Each Initial Award will be scheduled to vest in equal yearly installments over the 3-year period from the date of grant, in each case subject to the non-employee director continuing to be a non-employee director through the applicable vesting date.

On April 1st of each year, beginning April 1, 2025, each non-employee director automatically will be granted an award of stock options (an “Annual Award”) to purchase 10,000 shares of the Company’s common stock. Each Annual Award will be scheduled to vest in full on the first anniversary of the date on which the Annual Award is granted, in each case subject to the non-employee director continuing to be a non-employee director through the applicable vesting date.

The foregoing description of the Director Compensation Policy is not complete and is subject to and qualified in its entirety by reference to the Director Compensation Policy, a copy of which is attached as Exhibit 10.5 hereto and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

To the extent required by Item 5.03 of Form 8-K, the information contained in Item 2.01 and Item 3.03 of this Current Report on Form 8-K is incorporated by reference herein.

Immediately after the consummation of the Merger, on March 26, 2024, AgeX filed the Amended Certificate changing its name from “AgeX Therapeutics, Inc.” to “Serina Therapeutics, Inc.” The foregoing description of the Amended Certificate is not complete and is subject to and qualified in its entirety by reference to such Amended Certificate, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 hereto.

Item 8.01 Other Information.

On March 26, 2024, the Company issued a press release announcing the closing of the Merger. The press release contains statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth therein. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations Section is filed herewith as Exhibit 99.4.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding the anticipated effects of the Merger, pro forma descriptions of the Company, the Company’s planned preclinical and clinical programs, including planned clinical trials, the potential of Serina’s product candidates, the anticipated cash expected from warrant exercises and the ability for proceeds to fund the operations of the Company for as long as anticipated and other statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. All forward-looking statements are based on assumptions or judgments about future events and economic conditions that may or may not be correct or necessarily take place and that are by their nature subject to significant risks, uncertainties and contingencies. You are cautioned not to place undue reliance on these forward-looking statements. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Statements that contain words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. With respect to the Merger, these risks and uncertainties include: risks associated with conducting and financing Serina’s current or future research and product development programs, risks that those research and development programs will not result in the development of products or technologies with the desired clinical utility, benefits, or market acceptance; risks associated with conducting clinical trials of Serina product candidates and obtaining Food and Drug Administration or other regulatory approvals to market product candidates, risks with respect to the timing of initiation of Serina’s planned clinical trials, the timing of the availability of data or other results from clinical trials, and the timing of any planned investigational new drug application or new drug application; risks associated with the Company’s ability to identify additional products or product candidates with significant commercial potential; risks associated with the Company’s ability to protect its intellectual property position; product liability risks; the risk that the Company’s anticipated sources and related timing of financing following the closing of the Merger will not provide proceeds necessary to fund the operations of the Company for as long as anticipated; risks associated with the Company’s estimates regarding future revenue, expenses, capital requirements, and need for additional financing following the Merger; risks associated with the ability of the Company to remain listed on the NYSE American; the risk that products may not be successfully commercialized or that the Company might not otherwise be able to generate sufficient revenues to operate at a profit; potential adverse changes to business or employee relationships, including those resulting from the announcement or completion of the Merger; the risk that changes in the Company’s capital structure, management, business, and governance following the Merger could have adverse effects on the market value of its common stock; the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers; risks associated with the Company’s ability to successfully collaborate with Serina’s existing collaborators or enter into new collaborations, or to fulfill its obligations under any such collaboration agreements; risks associated with the Company’s commercialization, marketing and manufacturing capabilities and strategy; the risk that pursuing and completing the Merger and related transactions could distract the Company’s management from ongoing business operations or cause the Company to incur substantial costs; risks associated with competition and developments in the industry in which the Company will operate; the impact of world health events and any related economic downturn; the risk of changes in governmental regulations or enforcement practices; the Company’s ability to meet guidance, market expectations, and internal projections; the impact of the Merger on the Company’s stock price and by the issuance of shares of the Company’s common stock upon the exercise of Post-Merger Warrants by Juvenescence, and other important factors that could cause actual results to differ materially from those projected or expected by AgeX management or stockholders. The effects of many of such factors are difficult to predict and may be beyond the Company’s control.

New factors emerge from time to time, and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in the Company’s periodic reports filed with the U.S. Securities and Exchange Commission (“SEC”) under the heading “Risk Factors” and other filings that the Company may make with the SEC. Forward-looking statements included in this communication are based on information available to the Company as of the date of this communication. Undue reliance should not be placed on these forward-looking statements that speak only as of the date they are made, and except as required by law, the Company disclaims any intent or obligation to update these forward-looking statements.

Item 9.01 - Financial Statements and Exhibits.

Exhibit Number	Description
2.1†	Agreement and Plan of Merger and Reorganization, dated August 29, 2023, by and among AgeX Therapeutics, Inc., Canaria Transaction Corporation and Serina Therapeutics, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 30, 2023)
3.1	Amended and Restated Certificate of Incorporation of Serina Therapeutics, Inc. (incorporated by reference to Annex B to the Company’s Proxy Statement/Prospectus/Information Statement filed with the SEC on February 14, 2024)
3.2	Amended and Restated Bylaws of Serina Therapeutics, Inc. (incorporated by reference to Annex F to the Company’s Proxy Statement/Prospectus/Information Statement filed with the SEC on February 14, 2024)
10.1	Allonge and Seventh Amendment to Amended and Restated Convertible Promissory Notes dated March 26, 2024, among AgeX Therapeutics, Inc., the Guarantors party thereto and Juvenescence Limited
10.2#	Agreement with respect to Convertible Notes dated March 26, 2024, among AgeX Therapeutics, Inc., UniverXome Bioengineering, Inc., the Subsidiary Obligors and Juvenescence Limited
10.3#	Asset Contribution Agreement dated March 26, 2024 between AgeX Therapeutics, Inc. and UniverXome Bioengineering, Inc.
10.4*	Form of Indemnification Agreement for Officers and Directors
10.5*	Director Compensation Policy
10.6*	Serina Therapeutics, Inc. 2017 Stock Option Plan
10.7*	Serina Therapeutics Inc. 2024 Equity Incentive Plan (incorporated by reference to Annex C to the Company’s Definitive Proxy Statement/Prospectus/Information Statement filed with the SEC on February 14, 2024)
10.8*	Form of Stock Option Agreement
21.1	List of Subsidiaries
23.1	Consent of Frazier & Deeter, LLC
99.1	Press Release Announcing Closing of Merger
99.2	Audited Financial Statements of Serina Therapeutics, Inc. as of and for the years ended December 31, 2023 and 2022
99.3	Pro Forma Financial Statements as of and for the year ended December 31, 2023 (Unaudited)
99.4	Management’s Discussion and Analysis of Financial Condition and Results of Operations for Serina Therapeutics, Inc. for the year ended December 31, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission or its staff upon request.

# Schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(b)(10) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission or its staff upon request.

* Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERINA THERAPEUTICS, INC.

Date: April 1, 2024	By:	/s/ Steven Ledger
Interim Chief Executive Officer